EXHIBIT 23.1

          CONSENT OF INDEPENDENT ACCOUNTANTS



Boundless Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999 (except for Note 17 as to which the date is April 14, 1999) on our audits of the consolidated financial statements and schedules of Boundless Corporation and Subsidiaries which report is included in Boundless Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/
BDO Seidman, LLP



Melville, New York
April 20, 1999